FOR IMMEDIATE RELEASE

VIRTUALSCOPICS, INC. SIGNS AN ALLIANCE FRAMEWORK AGREEMENT WITH IXICO PLC; COMMERCIAL AND OPERATIONAL ALLIANCE TO PROVIDE CLINICAL TRIALS INDUSTRY WITH GLOBAL CAPABILITIES AND A FULL RANGE OF THERAPEUTIC AREAS AND MODALITY EXPERTISE

Rochester, N.Y. and London, U.K., June 27, 2014—VirtualScopics, Inc. (NASDAQ:VSCP), a leading provider of clinical trial imaging solutions, and IXICO plc (AIM:IXI), the brain health company, today said they have signed an Alliance Framework Agreement and Master Subcontractor Agreement previously announced as an agreement in principle on March 7, 2014. This alliance will provide the clinical trials industry with global operational capabilities and a full range of therapeutic areas and modality expertise. The alliance enhances both companies’ abilities to deliver world-class services to pharmaceutical, biotech and academic customers and collaborators around the globe.

“This alliance is a strategic initiative from which both companies will reap significant benefits,” said Eric Converse, interim chief executive officer of VirtualScopics. “The alliance enables us to access IXICO’s focus on neurology and gives us a European presence, something that will enhance our ability to serve global pharmaceutical clients. In addition, the integration of our complementary technologies will allow us to provide more comprehensive and scalable capabilities to our customers.”

“We believe that this alliance brings together two highly aligned organizations, each with a strong track record of supplying imaging services and technologies to global pharmaceutical companies,” explained Derek Hill, chief executive officer of IXICO. “By combining our resources with those of VirtualScopics we can enhance our ability to deliver on the largest clinical trials world-wide, across a more diverse range of therapeutic areas. Finalizing this agreement marks significant progress in integrating our business development and operational delivery, and in getting our teams to work effectively together.”

About VirtualScopics, Inc.

VirtualScopics, Inc. (NASDAQ:VSCP) is a leading provider of clinical trial imaging solutions to accelerate drug and medical device development. For risk-averse, time-constrained Clinical Trial Study Teams, Medical Directors and Imaging Scientists who require quality imaging data delivered on-time, within budget and on a consistent basis, VirtualScopics’ clinical trial imaging solutions are an inspired true exception to commonly accepted services provided by other clinical trial imaging providers. Because of the scientific and operational flexibility and responsiveness they can offer, VirtualScopics’ clinical trial imaging solutions deliver special performance advantages compared to other image service providers that offer common, every day clinical trial imaging services. For more information about VirtualScopics, Inc. please visit www.virtualscopics.com.

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Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VirtualScopics, Inc. Alliance with IXICO plc, page 2

About IXICO plc

IXICO plc (AIM:IXI), the brain health company, was founded in 2004 with a mission to translate image acquisition, management and analysis technology and know-how, which the founders had developed together, into commercial products targeting the expanding area of imaging to inform decision-making during drug development. This has resulted in commercially successful products being launched in the clinical trials (Phase 0-III) and experimental medicine markets and more recently launched into the wider clinical diagnostic market. Since incorporation, IXICO has been awarded contracts by nine of the top 15 global pharmaceutical companies as well as leading biotechnology companies. In October 2013, IXICO plc was admitted to trading on AIM. More information is available at www.ixico.com.

Forward-looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contract awards, the risk that they may not get signed. Other risks include the Company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

VirtualScopics, Inc. Contact Information:

Donna N. Stein, APR, Fellow PRSA

Managing Partner, Donna Stein & Partners

Phone: 315-361-4672

Email: dstein1@twcny.rr.com

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Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VirtualScopics, Inc. Alliance with IXICO, page 3

IXICO plc Contact Information:

Derek Hill, Chief Executive Officer

Phone: +44 20 3763 7498

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Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com